Exhibit 99.1

Contact:

Sherry Beck

Rogue Wave Software, Inc.

303.545.3264

beck@roguewave.com

ROGUE WAVE SOFTWARE REPORTS FINANCIAL RESULTS FOR FISCAL

FOURTH QUARTER AND 2003 FISCAL YEAR

Revenue and EPS Exceed Expectations for Quarter and Year End

BOULDER, Colo., October 28, 2003 — Rogue Wave Software, Inc. (Nasdaq: RWAV), a global software application infrastructure and consulting services company, today reported the following results for its fiscal fourth quarter and year ended September 30, 2003.

•	Fourth quarter revenue was $7.6 million, representing a decline of 18% from the $9.3 million achieved in the fourth quarter of fiscal 2002. For fiscal year 2003, revenue totaled $32.9 million, representing a decline of 24% from the $43.3 million achieved in fiscal year 2002. Previous guidance for fiscal 2003 ranged from $29.5 million to $32.0 million.

•	Net income for the quarter was $2.7 million or $0.26 per basic and $0.25 per diluted share. This compares with a net loss of ($4.8 million) or ($0.45) per basic and diluted share in the fourth quarter of fiscal 2002. Net income for fiscal 2003 was $1.5 million or $0.15 per basic and diluted share. A net loss of ($7.3 million) or ($0.68) per basic and diluted share was reported in fiscal 2002. Fourth quarter and fiscal year 2003 EPS guidance ranged from ($0.15) to $0.13 and ($0.26) to $0.02, respectively.

•	Cash and short-term investments increased to $32.7 million at September 30, 2003 from $28.8 million at June 30, 2003. This compares to a cash position of $28.3 million at September 30, 2002.

“We are pleased to report that we have achieved a third quarter of consecutive profitability. We are especially proud of our performance in Q4. We defined a very challenging business plan earlier this year and we successfully executed it. The results are rewarding to all of us at Rogue Wave, and they are serving as a new source of motivation that is driving the successful execution of our newly defined and equally challenging plan for 2004,” stated Kathleen Brush, CEO of Rogue Wave Software.

Brush continued, “Fiscal 2003 was a turning point for Rogue Wave Software. Our financial results are solid evidence that our refocusing efforts and commitment to sound business practices are working. It gives us great satisfaction to tell our stockholders that we have surpassed our revenue and earnings guidance for the year. We are also encouraged that the revenue of our core

SourcePro product, which had witnessed several quarters of revenue decline, has had two quarters of stabilization. This combined with cost restructuring in the Stingray product line, gives us two profitable products to support a healthy bottom line and to fund our new product initiatives.

“We also take some comfort in the continued momentum for LEIF, in the two forms of an increasing number of customers and a growing pipeline.” Brush concluded, “While we are encouraged with the signs of stabilization in SourcePro revenue, and the initial traction of LEIF, we know that 2004 will be another challenging year for Rogue Wave. The success of our new product strategy, which includes LEIF and other still to be introduced products, relies upon the technology adoption curve for Web services. Because of this we must remain cautious in our 2004 outlook.”

Revenue for fiscal 2004 is expected to range from $28.0 million to $30.0 million. EPS for the year is expected to be between $0.30—$0.35 per share.

Rogue Wave Software’s earnings call will be available live via its Web site at www.roguewave.com or by calling 800-299-8538 for domestic, and 617-786-2902 for international, beginning at 4:30 p.m. EDT today. The participant pass code is 88181040.

There will also be an on-demand webcast replay of the conference call beginning two hours after the conclusion. The replay will be available at www.roguewave.com through November 11, 2003, or by dialing 888-286-8010 for domestic, and 617-801-6888 for international. The participant pass code is 18421669.

About Rogue Wave Software, Inc.

Rogue Wave Software, Inc. (Nasdaq: RWAV) is leading global software and consulting services company. Its large-scale, platform-independent business frameworks, components and services provide the fastest way to deliver durable mission-critical applications. Today more than 300,000 developers at the world’s leading companies use Rogue Wave products to develop comprehensive, enterprise-level general business and e-business applications. With headquarters in Boulder, Colo., Rogue Wave has offices located throughout the United States, Europe and Asia and can be found on the Internet at www.roguewave.com.

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Rogue Wave is a registered trademark of Rogue Wave Software, Inc. All other trademarks are the property of their respective owners.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of the company that involve risks and uncertainties. These statements include, but are not limited to, estimates of fiscal 2004 revenue and net income and other expressions of management’s belief or expectations. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by Rogue Wave with the SEC, specifically the most recent reports on Form 10-K and 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including risks associated with acquisition strategy, dependence on new product offerings, competition, patents, intellectual property and licensing, future growth, rapid technological and market change, manufacturing and sourcing risks, Internet infrastructure and regulation, international operations, volatility of stock price, financial risk management, and potential volatility in operating results, among others. Rogue Wave undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

ROGUE WAVE SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	September 30, 2003	September 30, 2002
ASSETS
Current assets:
Cash and short-term investments	$32,728	$28,256
Accounts receivable, net	6,161	8,144
Prepaid and other current assets	444	2,057

Total current assets	39,333	38,457
Equipment, net	968	2,933
Other assets, net	396	1,552

Total assets	$40,697	$42,942

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80	$137
Accrued expenses	3,087	4,961
Deferred revenue	6,679	9,102

Total current liabilities	9,846	14,200
Stockholders’ equity:
Common stock	10	10
Additional paid-in capital	39,706	39,944
Accumulated deficit	(9,776)	(11,325)
Other comprehensive income (loss)	911	113

Total stockholders’ equity	30,851	28,742

Total liabilities and stockholders’ equity	$40,697	$42,942

ROGUE WAVE SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three months ended September 30,		Twelve months ended September 30,
	2003	2002	2003	2002
Revenue:
License revenue	$4,505	$4,691	$19,040	$22,877
Service and maintenance revenue	3,100	4,577	13,867	20,422

Total revenue	7,605	9,268	32,907	43,299

Cost of revenue:
Cost of license revenue	205	321	645	942
Cost of service and maintenance revenue	378	1,102	2,698	6,213

Total cost of revenue	583	1,423	3,343	7,155

Gross profit	7,022	7,845	29,564	36,144

Operating expenses:
Product development	1,173	2,829	6,233	12,355
Sales and marketing	2,128	5,708	13,559	22,739
General and administrative	801	1,019	3,829	5,377
Restructuring, severance and goodwill amortization	—	—	4,123	1,315

Total operating expenses	4,102	9,556	27,744	41,786

Income (loss) from operations	2,920	(1,711)	1,820	(5,642)
Other income(expense), net	(192)	44	(75)	412

Income (loss) before income taxes	2,728	(1,667)	1,745	(5,230)
Income tax expense (benefit)	75	3,166	196	2,065

Net income (loss)	$2,653	$(4,833)	$1,549	$(7,295)

Basic income (loss) per share	$0.26	$(0.45)	$0.15	$(0.68)

Shares used in basic per share calculation	10,180	10,663	10,113	10,742

Diluted income (loss) per share	$0.25	$(0.45)	$0.15	$(0.68)

Shares used in diluted per share calculation	10,447	10,663	10,172	10,742